Exhibit 10.20

LOAN AGREEMENT BY EXTENSION OF CREDIT No. 06.2.0874.1 MADE BY AND BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO E SOCIAL – BNDES AND BRASIL TELECOM S.A., WITH THIRD PARTY INTERVENTION, AS FOLLOWS

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES, hereby simply referred to as BNDES, a federal publicly held company, headquartered in Brasilia, Federal District, and with services in this City, at Avenida República do Chile No. 100, corporate taxpayer register CNPJ No. 33.657.248/0001-89, by its undersigned representatives;

and

BRASIL TELECOM, hereinafter referred to as BENEFICIARY, a corporation, headquartered in Brasilia, Federal District, SIA SUL – ASP Lote D Bloco B – Guará – CNPJ No. 76.535.764/0001-43, by its undersigned representatives; and, appearing as INTERVENING PARTY:

BRASIL TELECOM PARTICIPAÇÕES S.A., a corporation, headquartered in Brasilia, Federal District, SAI SUL – ASP Lote D Bloco B – SAI, CNPJ No. 02570688/0001-70

have mutually agreed to the following clauses:

CLAUSE 1

NATURE, VALUE AND PURPOSE OF THE CONTRACT

BNDES extends to BENEFICIARY, by this Contract, a credit in the amount of R$ 1,304,335,625.00 (one billion, three hundred and four million, three hundred and thirty-five thousand six hundred and twenty-five reais), as its ordinary resources, which are comprised, among other sources, by the funds of the Fundo de Amparo ao Trabalhador (Worker’s Support Fund) – FAT, by the funds originating from FAT – Special Deposits and from the Participation Fund PIS/PASEP, respecting, in relation to its allocation, the legislation applicable to each of the aforementioned sources, in compliance with the provisions in §2 of Clause 2, allocated to the expansion of network infrastructure (voice, data and image) and information technology, so as to continue to comply with the Universalization and Quality targets and permit the consolidation of the company as a multi-provider of telecommunication services.

The credit is divided into 2 (two) subcredits, in the following values:

-	Subcredit “A”: R$ 1,204,335,625.00 (one billion, two hundred and four million, three hundred and thirty-five thousand, six hundred and twenty-five reais) intended for the acquisition of national equipment accredited at BNDES, assemblies and facilities, and civil works;

-	Subcredit “B”: R$ 100,000,000.00 (one hundred million reais) intended for the acquisition of telecommunication equipment that complies with the Basic Productive Process (PPB) and presents documents of the Ministry of Science and Technology, attesting that the product contains national technology, according to Ordinance MCT No. 09/12/1994, or other substitutes and the associated services;

§1. BNDES may reduce Subcredit “B”, prior to its total use, the amount of this reduction being added to Subcredit “A”, on the same conditions of interest rate and term as Subcredit “A”. In this event, BNDES shall provide notice of the alteration, in writing, to BENEFICIARY.

CLAUSE 2

CREDIT AVAILABILITY

The credit will be placed at the disposal of the BENFICIARY in installments, after the conditions precedent of utilization mentioned in Clause 12 have been complied with, in function of the needs for performance of the financed project, in compliance with the financial schedule of BNDES, which is subordinated to the definition of funds for its applications, by the National Monetary Council.

§1

The funds of this transaction will be placed at the disposal of BENEFICIARY, by credit into a current account opened in its name at BNDES, not subject to operation, restricted to this transaction, in which will be made, moreover, at the moment of release, the debits determined by law and those contractually authorized by BENEFICIARY, whose total remaining balance of the funds will be immediately transferred to current account No. 10.321-7, which BENEFICIARY has at Banco do Brasil S.A., Corporate branch (No. 3307-3).

§2

The value of each credit installment to be placed at the disposal of BENEFICIARY shall be calculated according to the criterion established in the law that instituted the Long Term Interest Rate – TJLP for determination of the balances due of the financings contracted by the BNDES System up to November 30, 1994.

CLAUSE 3

INTEREST

On the principal amount of the debt of BENEFICIARY resulting from Subcredits “A” and “B” the following interest rate shall accrue, in compliance with the system contained in this Clause:

I – Subcredit “A”: interest of 4.30% (four and thirty hundredths percent) per annum (as “spread”), above the Long Term Interest Rate – TJLP, disclosed by the Central Bank of Brazil;

II – Subcredit “B”: interest of 2.30% (two and thirty hundredths percent) per annum (as “spread”), above the Long Term Interest Rate – TJLP, published by the Central Bank of Brazil;

§1

- In connection with the TJLP being superior to 6% (six percent) per annum:

a)

the amount corresponding to the installment of TJLP which exceeds 6% (six percent) per annum will be capitalized on the 15th (fifteenth) day of each month of effectiveness of this Contract and on its maturity or liquidation, in compliance with the provisions in Clause 18, and calculated by accrual of the following term of capitalization on the balance due, having considered all the financial events occurring in the period:

TC = [(1 + TJLP)/1.06]n/360 – 1 (term of capitalization equal to, open square bracket, ratio between the TJLP plus the unit one, and one and six hundredths, close square bracket, to the power corresponding to the ration between “n” and three hundred and sixty, deducting the unit one from this result), where:

TC – term of capitalization;

TJLP – Long Term Interest Rate, published by the Central Bank of Brazil; and

n – number of days existing between the date of the financial event and the date of capitalization, maturity or liquidation of the obligation, considering as financial events any and all facts of a financial nature from which results or may result in the alteration of the balance due of this Contract.

b)	The percentages of 4.30% (four and thirty hundredths percent) per annum above the TJLP (remuneration) and 2.30% (two and thirty hundredths percent) per annum above the TJLP (remuneration), mentioned, respectively, in items I and II of this Clause, plus the non-capitalized portion of 6% (six percent) per annum, shall accrue on the balances due of Subcredits “A” and “B”, respectively, on the due dates of the interest, mentioned in §4 or on the date of maturity or liquidation of the Contract, being considered, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the due dates cited above.

§2

- When the TJLP is equal to or lower than 6% (six percent) per annum:

The percentages of 4.30% (four and thirty hundredths percent) per annum above the TJLP (remuneration) and of 2.30% (two and thirty hundredths percent) per annum above the TJLP (remuneration), mentioned, respectively, in items I and II of this Clause, plus the TJLP itself, shall accrue on the outstanding balances of Subcredits “A” and “B”, respectively, on the due dates of the interest mentioned in §4 or on the due or liquidation date of the Contract, being considered, for the daily calculation of interest, the number of days elapsed between the date of each financial event and the due dates cited above.

§3

The amount mentioned in §1, section “a”, which will be capitalized, is incorporated into the principal of the debt, that will be due pursuant to the terms of Clause 6.

§4

The amount verified pursuant to the terms of §1, section “b”, or of §2 will be due quarterly, on the 15th (fifteenth) day of the months of February, May, August and November of each year, in the period comprised, between November 15, 2006 and May 15, 2009, and, monthly, from June 15, 2009, inclusive, together with the amortization installments of the principal and on the maturity or liquidation of this Contract, in compliance with the provisions in Clause 18.

§5:

If funds originating from the PIS/PASEP Participation Fund, contemplated in Complementary Law No. 28, of September 11, 1975, are used, the remuneration commissions due will be considered hereby covered in the interest stipulated in the heading of this Clause, according to the relevant legislation of said Fund.

CLAUSE 4

CHARGE FOR CREDIT RESERVE

BENEFICIARY shall pay to BNDES the Charge for Credit Reserve of 0.1% (one tenth percent), which may be collected for the period of 30 (thirty) days, or a fraction, and accruing on:

I – the unused balance of each credit installment, from the day immediately subsequent to its availability until the date of its use, when its payment will be due; and

II – the unused balance of the credit, from the date immediately subsequent to its availability until the date of cancellation, effected at the request of BENEFICIARY, or by initiative of BNDES, and which payment will be due on the date of the request, or of the decision of BNDES, according to the case.

SOLE §

The accrual of the charge contemplated in items I and II, mentioned above, shall occur in the event of establishment of the funds availability scheme.

CLAUSE 5

PROCESSING AND COLLECTION OF THE DEBT

The collection of the principal and of the charges will be made by Collection Notice issued by BNDES, in advance, for the BENEFICIARY to liquidate those obligations on their maturity dates.

SOLE §

Failure to receive the Collection Notice shall not release the BENEFICIARY from the obligation to pay the installments of principal and the charges on the dates established in this Contract.

CLAUSE 6

AMORTIZATION

The principal amount of the debt resulting from this Contract shall be paid to BNDES in 60 (sixty) monthly and successive installments, each in the amount of the principal falling due of the debt, divided by the number of amortization installments not yet due, the first falling due on June 15th (fifteenth) of 2009, in compliance with the provisions in Clause 18, with the BENEFICIARY undertaking to liquidate with the last installment, on May 15th (fifteenth) 2014, all the obligations resulting from this Contract.

CLAUSE 7

GUARANTEE OF THE TRANSACTION

To ensure the payment of any obligations resulting from this Contract, such as the principal of the debt, interest, commissions, conventional penalty, fines and expenses, BENEFICIARY shall supply to BNDES:

I – Assignment and Restriction of Revenues from the payment by the users of telecommunication services provided by the BENEFICIARY in an amount defined pursuant to the terms of the CONTRACT OF ASSIGNMENT AND RESTRICTION OF REVENUES AND OTHER COVENANTS approved by Decree No. Dir 764/2006 - BNDES, in which regime of guarantees this present loan will become a part through contractual addendum;

II – Partial assignment, in favor of BNDES, irrevocably and irreversibly, of the indemnity due in the event of termination of the Concession Contract of the fixed switched telephone service, signed by BENEFICIARY and the National Telecommunications Agency – ANATEL, in an amount sufficient for the settlement of its debts resulting from this Contract.

SOLE §

The guarantee contemplated in item I of this Clause is formalized by an Addendum to the CONTRACT OF ASSIGNMENT AND RESTRICTION OF REVENUES AND OTHER COVENANTS approved by BNDES, through Decree Dir. No. 764/2006, which is an integral part of this CONTRACT, as Attachment I.

CLAUSE 8

ALTERATION OF THE LEGAL REMUNERATION CRITERIA OF THE

FUNDS ORIGINATING FROM THE PIS/PASEP AND FAT FUNDS

In the event of the legal remuneration criteria of the funds onlent to BNDES, arising out of the PIS/PASEP and FAT funds being substituted, the remuneration contemplated in Clause 15 may, at the discretion of BNDES, start to be made by use of a new remuneration criteria of said funds, or another, indicated by BNDES, which, in addition to preserving the real value of the transaction, remunerates it at the same previous levels. In this case, BNDES shall inform the alteration in writing to BENEFICIARY.

CLAUSE 9

SPECIAL OBLIGATIONS OF BENEFICIARY

BENEFICIARY binds itself to:

I – comply, where applicable, until the end of the liquidation of the debt resulting from this Contract, with the “PROVISIONS APPLICABLE TO BNDES CONTRACTS”, approved by Resolution No. 665, of December 10, 1987, partially altered by Resolution No. 775, of December 16, 1991, by Resolution No. 863, of March 11, 1996, by Resolution No. 878, of September 04, 1996, by Resolution No. 894, of March 06, 1997, by Resolution No. 927, of April 1, 1998, and by Resolution No. 976, of September 24, 2001, all of the BNDES Management, published in the Union Gazette (Section 1) of December 29, 1987, December 27, 1991, April 08, 1996, September 24, 1996, March 19, 1997, April 15, 1998 and October 31, 2001, respectively, whose copy is hereby delivered to the BENEFICIARY, which, after having become aware of the entire content of the same, declares to accept it as an integral and inseparable part of this Contract, for all legal effects and purposes;

II – use the total credit within 30 (thirty) months, counting from the date of execution of this Contract, without prejudice to the power of BNDES, prior to or after the final term of this deadline, by express authorization, by letter, regardless of any other formality or registration;

III – submit to BNDES, within 180 (one hundred and eighty) days, counted from the release of the last installment of the credit resulting from this Contract, the Operation License of the Project financed hereunder, officially published, issued by the competent body, member of the National System of the Environment (SISNAMA) or, supplementarily, by the Brazilian Institute of the Environment and Renewable Resources - IBAMA;

IV – in the event of the occurrence, in function of the project contemplated in Clause 1, of a reduction in the staff of BENEFICIARY during the effective period of this Contract, to offer a training program geared to the labor opportunities in the region and/or reemployment of the workers in other companies, after having submitted to BNDES, for appreciation, a document that specifies and attests to the conclusion of the negotiations made with the competent representation(s) of the workers involved in the dismissal process;

V – adopt, during the effective period of this Contract, the measures and actions intended to prevent or correct damages to the environment, occupational safety and medicine, which may be caused by the project contemplated in Clause 1;

VI – maintain in good standing its obligations with the environmental bodies, during the effective period of this Contract;

VII – observe, during the effective period of this Contract, the provisions in the legislation applicable to handicapped persons;

VIII – communicate to BNDES, on the date of the event, the name and individual taxpayer register CPF/MF of persons who, while performing a remunerated function or being one of its owners, controllers or directors has been elected or has taken office as Federal Deputy or Senator;

IX – maintain up to date its obligations before the National Telecommunications Agency – ANATEL, during the effective period of this Contract;

X – send, with copy to BNDES, a correspondence to the Concession Power, by the National Telecommunications Agency – ANATEL, attaching a copy of this Contract for the purposes of Article 290 of the Civil Code, notifying it of the assignment of indemnity in the event of termination of the Concession Contract of the fixed switched telephony services, signed by the BENEFICIARY and ANATEL, mentioned in item II of Clause 7, and requesting the eventual payment be made to BNDES, for an amount sufficient to liquidate the obligations resulting from this Contract;

XI – in the event of the indemnity contemplated in item II of Clause VII being undue or insufficient, the BENEFICIARY shall pay directly to BNDES the financial obligations intended for full liquidation of the debt of this Contract;

XII – not assign in favor of another creditor, without the previous and express consent of BNDES, the indemnity contemplated in item II of Clause 7;

XIII – not assign or restrict in favor of another creditor, without previous and express consent of BNDES, the revenues restricted and assigned to this Contract, according to item I of Clause 7;

XIV – not constitute, except for previous and express authorization from BNDES, in rem guarantees in favor of other long term creditors, without the same guarantees being provided to BNDES, with equal priority of payment;

XV – not create a lien on the rights given as guarantee to BNDES, without the previous authorization of the latter, under penalty of early maturity of this Contract.

XVI – not assign in guarantee, without previous consent from BNDES to another creditor, the indemnity due by the National Telecommunications Agency – ANATEL, as a result of termination of the Concession Contract mentioned in item II, in Clause 7.

XVII – In the event of declaration of early maturity of the debentures issued on 06/01/2006, registered at the CVM under No. CVM/SER/DEB/2006/020, inform BNDES of the occurrence of such fact within 24 hours, counted from receipt of the notification by the Fiduciary Agent.

XVIII – maintain, during the term of this Contract, and until its final maturity, the three financial indices according to the values stipulated below, verified biannually in the months of June and December, based on the consolidated financial statements of BENEFICIARY audited by external auditors, registered at Comissão de Valores Mobiliários - CVM (the Brazilian equivalent to the US Securities and Exchange Commission).

a)	Consolidated EBITDA/Consolidated Financial Expenses: equal to or greater than 1.95;

b)	Consolidated Debt/Consolidated EBITDA equal to or less than 3.75;

c)	Consolidated Debt/ (Consolidated Debt + PL): equal to or less than 0.65;

§1

Noncompliance by the BENEFICIARY, with any of the financial indexes contemplated in item XVIII, will lead to freezing of the funds corresponding to 03 (three) times the value of the highest installment due, considered including the principal of the debt, interest, commissions, conventional penalty and other contractually contemplated charges, which will be released when compliance with the financial indices is restored;

§2

The BENEFICIARY may submit for approval by BNDES the replacement of the freezing of funds, contemplated in §1, by reinforcement of guarantees through posting as collateral preexisting financial investments, held by it, in an amount sufficient to comply with the freezing order, which collateral will be released when compliance with the covenanted financial indices is restored, determined as established in item XVIII. BENEFICIARY shall be responsible for compliance with all the formalities necessary for the constitution of this guarantee, which shall be provided for in an appropriate instrument;

§3

If it is evidenced that BENEFICIARY has not complied with any of the financial indices contemplated in item XVIII for 2 (two) consecutive determination periods, BNDES may choose, within 45 (forty-five) days after official disclosure to the market of the results of BENEFICIARY, among: 1) maintenance of the retained value; 2) to declare the early maturity of this Contract, with the required repayment of the debt and immediate suspension of any disbursement;

§4

For purposes of determination of the financial indices set forth in item XVIII, the following definitions and criteria shall be adopted:

a) Consolidated EBITDA: means the sum of the last 4 (four) quarters (i) of the result prior to deduction of taxes, charges, contributions and participations; (ii) of the depreciation and amortizations occurred in the period; (iii) of the Consolidated Financial expenses less financial revenues; and (iv) of the non-operating income;

b) Consolidated Financial Expenses: sum, of the last 4 (four) quarters, of the costs of issuance of debt, interest paid to natural persons or legal entities (including financial institutions and suppliers), securities, non-cash financial expenses, commissions, discounts and other rates for bank loans or credit cards, expenses and revenues from hedge transactions, expenses with surety, bail, pledges or other guarantees provided to other obligations, excluding interest on shareholders’ equity or any other form of remuneration to shareholders, accounted for as a financial expense;

c) Consolidated Debt: sum of the consolidated lucrative debts of BENEFICIARY with natural persons and/or corporations, including third party loans and financing, issue of fixed income securities, convertible or not, in the local and/or international capital markets. Surety, bail, pledges or guarantees provided by BENEFICIARY, as well as the sale or assignment of future receivables, will be considered as debt, provided that they are accounted for as obligations in the Financial Statements of the BENEFICIARY;

d) PL: Shareholders’ Equity, including “Minority Participations”;

CLAUSE 10

OBLIGATIONS OF THE INTERVENING PARTY

The Intervening Party BRASIL TELECOM PARTICIPAÇÕES S.A., identified in the preamble of this contract, undertakes to:

I – submit to the approval of BNDES any proposals on matters concerning the encumbrance, on any account, of a share held by it, issued by BENEFICIARY, for sale, acquisition, incorporation, merger, split of assets, or any other act, which leads or may lead to modifications in the current configuration or in transfer of the share control of BENEFICIARY, or in alteration of its capacity as controlling shareholder of BENEFICIARY, pursuant to the terms of Article 116, of Law No. 6.404, of 12.15.76;

II – not promote the inclusion in a corporate agreement, bylaw or Articles of Incorporation of BENEFICIARY, of a provision that leads to:

a) restrictions to the capacity of growth of BENEFICIARY or to its technological development; or

b) restrictions of access by BENEFICIARY to new markets; or

c) restrictions or impairments on the capacity of payment of the financial obligations of the transactions with BNDES;

III – not promote acts or measures that impair or alter the economic-financial equilibrium of BENEFICIARY, so as to prevent it from complying with the payment obligations established in this Contract and the purpose contemplated in Clause 1;

IV – take all the steps necessary to ensure compliance with the purpose of this transaction, contemplated in Clause 1;

V – contribute the funds necessary for the performance of the project contemplated in Clause 1, as well as maintain them during the effectiveness of this Contract;

VI – perform all the acts necessary to compliance with the investment plan of BENEFICIARY, as presented to BNDES;

VII – inform immediately to BNDES any act or fact, which may impair compliance with the purpose contemplated in Clause 1, especially in connection with performance of the guarantees covenanted;

VIII – exercise its direct or indirect controlling power over BENEFICIARY, so as to maintain the good standing of the Concession Contract executed with ANATEL.

CLAUSE 11

RECIPROCAL POWER OF ATTORNEY

BENEFICIARY and INTERVENING PARTY hereby, irrevocably and irreversibly, constitute each other mutually and reciprocally attorneys-in-fact until final settlement of the debt assumed herein, with powers to receive summons, notifications and, moreover, with “ad judicia” powers for the venue in general, which may be subgranted to a lawyer, all in connection with any judicial or extrajudicial proceedings promoted against them by BNDES, as a result of this Contract, being able to perform all the acts necessary to good and faithful performance of this mandate.

CLAUSE 12

CONDITIONS OF USE OF THE CREDIT

The use of the credit, in addition to compliance, where applicable, with the conditions contemplated in Articles 5 and 6 of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS” mentioned above, and those established in the “FOLLOW UP RULES AND INSTRUCTIONS”, contemplated in Article 2 of the same “PROVISIONS” are subject to compliance with the following:

I – For use of the first credit installment:

a) opening, by BENEFICIARY, of a current account at BNDES;

b) submission, by BENEFICIARY, of an Addendum to the CONTRACT OF ASSIGNMENT AND RESTRICTION OF REVENUES AND OTHER COVENANTS, contemplated in item I of Clause 7, duly signed, with signatures authenticated and competent registration;

c) evidence of receipt, by ANATEL of the correspondence contemplated in item X of Clause 9;

II – For use of each installment of the credit:

a) inexistence of fact of an economic-financial nature, which, at the discretion of BNDES, may compromise the performance of the undertaking financed hereunder, so as to alter it or prevent its performance, pursuant to the terms contemplated in the project approved by BNDES;

b) submission, by BENEFICIARY, of a Clearance Certificate - CND, issued by the Secretaria da Receita Previdenciária Social Security Revenue Secretariat, via Internet, to be extracted by BENEFICIARY and checked by BNDES at the address www.previdenciasocial.gov.br;

c) evidence of good standing with the environmental bodies or when such evidence has already been presented and is in force, declaration by the BENEFICIARY as to the continuity of the validity of such document;

d) submission, preferably by electronic file, of a list containing data that identifies the goods corresponding to the credit installment to be used, itemizing the equipment, the manufacturer, the value, as well as other information to be requested by BNDES, so as to evidence that the machines and equipment acquired with the funds of this Contract are accredited at BNDES.

CLAUSE 13

BAIL

The INTERVENING PARTY BRASIL TELECOM PARTICIPAÇÕES S.A., identified in the preamble, accepts this Contract, in the capacity of guarantor and principal payer, waiving expressly the benefits of Articles 366, 827 and 838 of the Civil Code, and assuming joint liability until final settlement of this Contract, for the faithful and exact compliance with all the obligations assumed herein by BENEFICIARY.

CLAUSE 14

DEFAULT

On the occurrence of default on the obligations assumed by BENEFICIARY and by the INTERVENING PARTY, the provisions of Articles 40 to 47 of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS”, contemplated in Clause 9, item, shall be observed.

CLAUSE 15

FILING FINE

In the event of judicial collection of the debt resulting from this Contract, BENEFICIARY shall pay a fine of 10% (ten percent) on the principal and charges of the debt, in addition to extrajudicial expenses and lawyers’ fees, from the first order by the competent authority in the collection petition.

CLAUSE 16

EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, the guarantees will be released, applying to the other obligations the provisions in Article 18, §2, of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS”, mentioned in Clause 9, item I.

CLAUSE 17

EARLY MATURITY

BNDES may declare this Contract as having matured early, with the requirement of repayment of the debt and immediate suspension of any disbursement, if, in addition to the events contemplated in Article 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES CONTRACTS”, contemplated in Clause 9, item I, the following is evidenced by BNDES:

a) reduction in the personnel of BENEFICIARY without compliance with the provisions in item IV of Clause 9; or

b) inclusion, in a corporate agreement, bylaw or Articles of Incorporation of BENEFICIARY, or of the companies that control it, of a provision according to which a special “quorum” is required for deliberation or approval of the matters that limit or curtail the control of any of these companies by the respective controllers or, moreover, the inclusion in those documents, of a provision that leads to:

i) restrictions in the capacity of growth of BENEFICIARY or its technological development;

ii) restrictions of access by BENEFICIARY to new markets; or

iii) restrictions or impairment of the capacity of payment of the financial obligations resulting from this transaction;

d) Declaration of early maturity of the debentures issued by BENEFICIARY on 06/01/2006, registered at the CVM under No. CVM/SER/DEB/2006/020. This event will be constituted upon receipt, by BENEFICIARY, of notification from the Fiduciary Agent, informing about this declaration.

§1

In the event of application of the funds granted by this Contract, for a different purpose than the one contemplated in Clause 1, BNDES, without prejudice to the provisions in the heading of this Clause, shall inform this fact to the Federal Prosecution Service, for the purposes and effects of Law No. 7.492, of 06.16.86.

§2

This Contract shall also mature early, with the requirement of repayment of the debt and immediate suspension of any disbursement, on the date of appointment of the BENEFICIARY as Federal Deputy or Senator, persons involved in the prohibitions set forth in the Federal Constitution, Article 54, items I and II. Default charges shall not accrue, provided that the repayment occurs within 5 (five) business days counting from the date of appointment, under penalty, if not doing so, of causing the charges contemplated for the events of early maturity by default to apply.

§3

BNDES may decree the early maturity of the contract if any significant change occurs in the economic-financial or operational conditions of BENEFICIARY or of the INTERVENING PARTY, which may impair faithful compliance with the obligations assumed herein.

CLAUSE 18

MATURITY ON HOLIDAYS

Every maturity of amortization installments of the principal and other charges, which occurs on Saturdays, Sundays or national holidays, including bank holidays, will be moved to the first subsequent business day, the charges being calculated to this date, and also beginning from this date, the subsequent regular period of determination and calculation of the charges of this Contract.

CLAUSE 19

VENUE

The Forum of the Judiciary District of the State of Rio de Janeiro is hereby elected to settle any questions arising out of this Contract, with express waiver of any other, however privileged.

The BENEFICIARY submitted a Positive Debt Certificate with Negative Effect – CND (Clearance Certificate) No. 263312006-23001040, issued on October 10, 2006, the INTERVENING PARTY submitted a Clearance Certificate - CND No. 266392006 - 23001040, issued on September 19, 2006, by Secretaria da Receita Previdenciária.

The pages of this Instrument are initialed by Antonio Carlos do Amaralo Przedowsky, BNDES lawyer, by authorization of the legal representatives that sign it.

IN WITNESS WHEREOF, they sign this document in 4 (four) counterparts of equal content and form, for a single purpose, before the undersigned witnesses,

Rio de Janeiro, November 01, 2006

For BNDES:

/s/ DEMIAN FIOCCA	/s/ WAGNER BITTENCOURT
DEMIAN FIOCCA Chairman	WAGNER BITTENCOURT Officer

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES

For BENEFICIARY:

/s/ [signature]	/s/ [signature]

BRASIL TELECOM S.A.

INTERVENING PARTY:

/s/ [signature]	/s/ [signature]

BRASIL TELECOM PARTICIPAÇÕES S.A.

WITNESSES:

Name: ID: Individual Taxpayer Register – CPF:	Name: ID: CPF:

Signature page that integrates Contract No. 06.2.0874.1

(stamped) 3rd Register of Deeds and Documents, Rua da Quitanda, 52, 3o andar, Centro, Rio de Janeiro – RJ.

Authentication stamp

/s/ Ricardo Lagreca Siqueira

Ricardo Lagreca Siqueira

Legal Manager

ATTACHMENT I

CONTRACT OF ASSIGNMENT AND
RESTRICTION OF REVENUES AND
OTHER COVENANTS, MADE BY BANCO
NACIONAL DE DESENVOLVIMENTO
ECONÔMICO E SOCIAL - BNDES AND
BRASIL TELECOM S.A. WITH THIRD
PARTY INTERVENTION, AS FOLLOWS:

1. BNDES

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES, a federal public company, headquartered in Brasilia, Federal District, and with services in the Municipality of Rio de Janeiro, State of Rio de Janeiro, at Av. República do Chile, 100, corporate taxpayer register CNPJ/MF No. 33.657.248/0001-89, hereby represented by its legally identified undersigned representatives, hereinafter referred to as BNDES.

2. CENTRALIZING BANK

BANCO DO BRASIL S.A., headquartered in the City of Brasilia, Federal District, in Setor Bancário Sul – Quadra 4 – Bloco A – Headquarters building III, CNPJ/MF No. 00.000.0000/0010-82, hereby represented by its undersigned and legally qualified representatives, hereinafter referred to as CENTRALIZING BANK.

3. REPRESENTATIVE BANK

BANCO ITAU S.A., headquartered in the City of São Paulo, at Praça Alfredo Egydio de Souza Aranha No. 100 – Torre Itaúsa, corporate taxpayer register CNPJ/MF No. 60.701.190/0001-04, hereby represented by its undersigned legally qualified representatives, also referred to as REPRESENTATIVE BANK.

4. BENEFICIARY

BRASIL TELECOM S.A., headquartered in the City of Brasilia, Federal District, at SIA SUL – ASP – Lote D, Bloco B, CNPJ/MF No. 76.535.764/0001-43, hereby represented by its undersigned legally qualified representatives, hereinafter referred to as BENEFICIARY.

5. INTERVENING PARTY JOINT GUARANTOR

BRASIL TELECOM PARTICIPAÇÕES S.A., headquartered in the City of Brasilia, Federal District, at SIA Sul – ASP – Lote D, Bloco B, Parte, CNPJ/MF No. 02.570.688/0001-70, hereby represented by its undersigned legally qualified representatives, hereinafter referred to as INTERVENING PARTY JOINT GUARANTOR.

1. PRELIMINARY CONSIDERATIONS

I. BENEFICIARY has entered into four Loan Agreements by Extension of Credit in effect with BNDES, each one of the contracts being guaranteed by its own COLLECTION AGREEMENT, as follows:

a) On 11/24/2000, BNDES and BENEFICIARY entered into the Loan Agreement by Extension of Credit No. 00.2.542.3.1, in the amount of R$ 519,000,000.00 (five hundred and nineteen million reais) and BENEFICIARY and the FINANCE AGENTS, defined hereinafter, entered into the Loan Agreement by Extension of Fixed Credit No. 543/2000, in the amount of R$1,211,000.00 (one billion, two hundred and eleven million reais). Still on 11/24/2000, the FINANCE AGENTS, BNDES, the CENTRALIZING BANK, the BENEFICIARY and the INTERVENING PARTY entered into a COLLECTION, DEPOSIT AGREEMENT WITH INTERVENTION AND OTHER COVENANTS, whose purpose is to restrict in favor of the FINANCE AGENTS and of BNDES the revenue from the provision of telecommunication services, by BENEFICIARY to the users, pursuant to the terms contemplated therein, in guarantee of compliance with the obligations assumed in these two loans.

b) On 12/13/2000, BNDES, COMPANHIA RIOGRANDENSE DE TELECOMUNICAÇÕES – CRT and the INTERVENING PARTY JOINT GUARANTOR entered into the Loan Agreement by Extension of Credit No. 00.2.654.3.1, in the amount of R$ 134,460,000.00 (one hundred and thirty-four million, four hundred and sixty thousand reais), and CRT and the FINANCE AGENTS entered into the Loan Agreement by Extension of Fixed Credit No. 10000488, in the amount of R$313,740,000.00 (three hundred and thirteen million, seven hundred and forty thousand reais). To guarantee these contracts, on 12/13/2000, the FINANCE AGENTS, BNDES, the CENTRALIZING BANK, CRT and the INTERVENING PARTY JOINT GUARANTOR formalized the COLLECTION AND DEPOSIT AGREEMENT WITH INTERVENTION AND OTHER COVENANTS, whose purpose was to restrict and pledge in favor of the FINANCE AGENTS and BNDES the revenue from the provision of telecommunication services by CRT to the users, as guarantee of compliance with the obligations assumed in these two loans. BENEFICIARY, as a result of incorporation, succeeded CRT in these contracts.

c) BNDES and BENEFICIARY entered into, on 11/25/2002, the Contract of Supply by Extension of Credit No. 02.2.735.3.1, in the amount of R$97,600,200.00 (ninety-seven million, six hundred thousand and two hundred reais). On the same date, the FINANCE AGENTS, BNDES, the CENTRALIZING BANK, BENEFICIARY and the INTERVENING PARTY JOINT GUARANTOR entered into the COLLECTION AND DEPOSIT AGREEMENT WITH INTERVENTION AND OTHER COVENANTS, whose purpose was to restrict in favor of the FINANCE AGENTS and of BNDES the revenue from the provision of telecommunication services by BENEFICIARY to the users, pursuant to the terms contemplated therein, in guarantee of compliance with the obligations assumed in these loans.

d) On 08/13/2004, BNDES and BENEFICIARY entered into the Loan Agreement by Extension of Credit No. 04.2.559.3.1, in the amount of R$ 1,267,593,000.00 (one billion, two hundred and sixty-seven million, five hundred and three thousand reais). On the same date, BNDES, the CENTRALIZING BANK, BENEFICIARY and the INTERVENING PARTY JOINT GUARANTOR entered into the CONTRACT OF ASSIGNMENT AND RESTRICTION OF REVENUE AND OTHER COVENANTS, whose purpose was to restrict in favor of BNDES the revenue arising out of the provision of telecommunication services by the BENEFICIARY to the users, pursuant to the terms contemplated therein, as guarantee of compliance with the obligations assumed in this loan.

e) The loans mentioned above are referred to as FORMER DIRECT LOANS and FORMER INDIRECT LOANS, according to the mode of operation.

II. The FORMER DIRECT AND INDIRECT LOANS and the respective COLLECTION AGREEMENTS underwent successive addenda, aiming at, among other objectives, the sharing of revenues already restricted to new collection agreements, resulting from new loans already granted.

III. The COLLECTION AGREEMENTS instrumentalized not only guarantees for the FORMER DIRECT LOANS, but also guarantees provided to the FORMER INDIRECT LOANS, in which the FINANCE AGENTS onlent funds for the implementation of the same projects contemplated by the transactions executed directly with BNDES.

IV. Adding the portions of revenue successively restricted as guarantee as a result of the FORMER DIRECT AND INDIRECT LOANS, it is determined that all the revenues of BENEFICIARY, from the provision of telecommunication services, and received through COLLECTING BANKS, were assigned in guarantee to BNDES and to the FINANCE AGENTS, defined below.

V. The assignment and restriction of the revenues by the BENEFICIARY as a result of the obligations assumed in the FORMER DIRECT LOANS and in new direct loans granted by BNDES will be governed by the systemization established herein, which deals in a unified manner with the assignments and restrictions of revenues agreed in different loans. This regimentation is agreed upon in order to permit its use as guarantee of new loans and enable the alteration of the volume of restricted revenues, including with eventual volume reductions.

2. DEFINITIONS

For purposes of this contract, the expressions below shall be defined as follows:

FINANCE AGENTS: financial institutions that granted the FORMER INDIRECT LOANS to BENEFICIARY through onlending of funds from BNDES, according to the preliminary considerations, item I, sections “a” to “c”.

REPRESENTATIVE BANK: financial institution, a party hereto, exclusively responsible for the administration and operation of the DIRECT RESTRICTED ACCOUNT, ensuring the protection of the rights and interests of the creditor BNDES according to the terms and conditions established herein.

COLLECTING BANKS: financial institutions engaged by BENEFICIARY to receive invoicing, as a result of the provision of telecommunication services by the BENEFICIARY, related to Attachment I. BENEFICIARY, by previous authorization by BNDES, may substitute the COLLECTING BANKS, listed in Attachment I. It is established that the substitution will be formalized by an addendum to this CONTRACT. All said resources collected by the COLLECTING BANKS will be transferred by and made available by the COLLECTING BANKS in the COLLECTING ACCOUNTS on the day subsequent to their entry.

CENTRALIZING BANK: financial institution party hereto, responsible for opening, maintaining, and operating the COLLECTING ACCOUNTS and the UNIFIED CENTRALIZED ACCOUNT, according to the terms and conditions established herein.

COLLECTING ACCOUNTS: current accounts, set forth in Attachment II to this CONTRACT opened in the Brasilia branch of the CENTRALIZING BANK, held by BENEFICIARY, to which all the funds received by the COLLECTING BANKS will be transferred, according to the previous definition. All the funds that enter the COLLECTING ACCOUNTS will be transferred and made available at the UNIFIED COLLECTING ACCOUNT, in the same day’s banking hours. The COLLECTING ACCOUNTS are not subject to operation by check, and operations relating thereto will be made only through the CENTRALIZING BANK as established in this CONTRACT.

UNIFIED CENTRALIZING ACCOUNT: Current Account No. 5.356-2, of Branch 3307-3, of the CENTRALIZING BANK, whose holder is the BENEFICIARY, to be used for centralization of funds from COLLECTING ACCOUNTS. It shall be operated according to the terms of the CONTRACT, through transfer mechanisms, by means of a money order, DOC or TED, or other forms of electronic transfer authorized by the applicable regulation, the issuance of checks or any other means of operation against it will not be permitted, to which will be transferred on the same business days of their deposit all the funds received in the COLLECTING ACCOUNTS.

DIRECT RESTRICTED ACCOUNT: Current Account No. 54.301-2, of Branch No. 2001, opened in the REPRESENTATIVE BANK, held by BENEFICIARY, regulated in this CONTRACT, which receives the RESTRICTED ACCOUNTS coming from a UNIFIED CENTRALIZING ACCOUNT, in guarantee for compliance with the obligations of the LOANS, signed by BENEFICIARY and BNDES. The DIRECT RESTRICTED ACCOUNT is not subject to operation by check, its movement will be made only by the REPRESENTATIVE BANK as established in this CONTRACT.

MOVEMENT ACCOUNT: current account of free movement and held by the BENEFICIARY indicated by the latter for receipt of resources released from the UNIFIED CENTRALIZING ACCOUNT and from the DIRECT RESTRICTED ACCOUNT.

CONTRACT: The Contract of Assignment and Restriction of Revenues and Other Covenants made in this instrument.

COLLECTION CONTRACTS: Contracts of Collection, Deposit with Intervention and Other Covenants and/or Contract of Assignment of Revenue and Other Covenants, having, as parties, the BENEFICIARY, the CENTRALIZING BANK, the BNDES and/or the FINANCE AGENTS and executed to instrumentalize the guarantees for the FORMER DIRECT and INDIRECT LOANS, as described in the PRELIMINARY CONSIDERATIONS from ‘a’ to ‘d’.

ARTICLES OF DISSOLUTION: Instruments of Articles of Dissolution which will provide a final term to the effectiveness of the respective COLLECTION CONTRACTS, which will be succeeded by this CONTRACT.

BANK DOMICILE: financial institution in which the BENEFICIARY shall maintain the COLLECTING ACCOUNTS and the UNIFIED CENTRALIZING ACCOUNT until final settlement of the obligations assumed in the LOANS obtained with BNDES and while this CONTRACT and its addenda are in force.

INVOICING: revenues resulting from the payments for the telecommunication services provided by the BENEFICIARY to its users, received daily by the COLLECTING BANKS.

LOANS OR FINANCING: all the direct loans already granted by BNDES to BENEFICIARY, entered into in appropriate instruments listed in Attachment III, and furthermore those that enter and are guaranteed by the structure established in this CONTRACT, through contractual addendum.

FORMER DIRECT AND INDIRECT LOANS: are the loans in effect at the time of execution of this CONTRACT, such as those referred to in the PRELIMINARY CONSIDERATIONS (I, “e”).

RESTRICTED REVENUES: revenues in an amount defined in the terms of this CONTRACT, which guarantee compliance with the obligations resulting from the LOANS. The RESTRICTED REVENUES will be equally determined month by month, according to Clause 3.

RESTRICT, RESTRICTED, RESTRICTION: for purposes of this CONTRACT, restrict, restricted and restriction mean encumber, the RESTRICTED REVENUES of the BENEFICIARY, delivered as guarantee of compliance with the obligations assumed in the LOANS.

THE PARTIES APPOINTED AND IDENTIFIED ABOVE RESOLVE TO ENTER INTO THIS CONTRACT OF ASSIGNMENT OF REVENUES AND OTHER COVENANTS, WHICH WILL BE GOVERNED BY THE FOLLOWING CLAUSES AND CONDITIONS.

CLAUSE 1

The parties, by common agreement, resolve to adopt the regimentation of this CONTRACT, which starts to regulate the restriction as guarantee by the BENEFICIARY of revenues in favor of BNDES, in substitution for the COLLECTION CONTRACTS, made in the scope of the FORMER DIRECT AND INDIRECT LOANS.

CLAUSE 2

PURPOSE

2. The purpose of this CONTRACT is the assignment and restriction of revenues, with the establishment of the structure of accounts and procedures, which, from the COLLECTION ACCOUNTS, direct the INVOICING to the UNIFIED CENTRALIZING ACCOUNT, from where the REVENUES RESTRICTED as guarantee to the FINANCING transfer to the DIRECT RESTRICTED ACCOUNT, before being released to the MOVEMENT ACCOUNT, whether for already existing loans at the time of execution of this CONTRACT, and included in Attachment III or new financings, which come to be included by addenda to the CONTRACT.

2.1 This structure permits the volume of the REVENUES RESTRICTED as guarantee to be adjusted according to the evolution of the outstanding balances of the LOANS, governing the assignment and restriction of the REVENUES RESTRICTED by the BENEFICIARY in favor of BNDES in variable amounts of its INVOICING.

CLAUSE 3

ASSIGNMENT AND RESTRICTION OF REVENUES

3. To ensure the payment of any obligations resulting from the LOANS, such as the principal of the debt, interest, commissions, conventional penalty and fines, BENEFICIARY assigns and restricts as guarantee to BNDES, irrevocably and irreversibly, in compliance with the provisions in Clause 3.2, the RESTRICTED REVENUES.

3.1 The volume of RESTRICTED REVENUES must be equal to the sum of the greatest of the following parameters, to be determined by each of the LOANS.

i) 25% of the respective outstanding balance;

ii) The sum of the amortization installments of the principal falling due in the following six months.

3.1.1. The values calculated according to subitems (i) or (ii) above will be re-calculated periodically, as provided in Clause 3.4 hereafter.

3.1.2. The parties agree that the RESTRICTED REVENUES have their amount initially established at R$ 382,408,000.00 (three hundred and eighty-two million and four hundred and eight thousand reais) and will be reviewed pursuant to the terms of Clause 3.4.

3.2. The amount in effect of the RESTRICTED REVENUES to be transferred to the DIRECT RESTRICTED ACCOUNT will be informed by BNDES to the CENTRALIZING BANK and to the REPRESENTATIVE BANK.

3.2.1 The volume of the RESTRICTED REVENUES may only be altered by communication by BNDES, in the absence thereof, the value previously in force remains effective.

3.3 To guarantee that the amount of the RESTRICTED REVENUES will be reached, the CENTRALIZING BANK shall apply a percentage on the flow of funds entered daily in the UNIFIED CENTRALIZING ACCOUNT. This percentage will be informed by BNDES, calculated based on the quotient among the RESTRICTED REVENUES, as defined in Clause 3.1, and the monthly average of funds that transited through the UNIFIED CENTRALIZING ACCOUNT in the 6 (six) months prior.

3.3.1 This percentage may only be altered by communication of BNDES and in the absence thereof, the one that was previously valid will remain effective.

3.3.2. In the event the percentage established proves insufficient to satisfy the establishment in Clause 3.1 above, the same will be altered pursuant to the terms of Clause 3.4 hereafter.

3.3.3 The parties agree that the percentage initially established is 41.04%, and will be reviewed pursuant to the terms of Clause 3.4.

3.4. The values calculated based on the parameters established in Clauses 3.1 and 3.3 will be reviewed ordinarily every 6 (six) months, but may, however, undergo at any time an extraordinary review, if BNDES considers this measure necessary for adjustment of the same to the terms of this contract.

3.5 The BENEFICIARY hereby authorizes, irrevocably and irreversibly, the CENTRALIZING BANK to retain and transfer from the UNIFIED CENTRALIZING ACCOUNT to the DIRECT RESTRICTED ACCOUNT the RESTRICTED REVENUES, in the contractually stipulated amount and period.

CLAUSE 4

CENTRALIZATION OF REVENUE

4. The BENEFICIARY undertakes to maintain, during the effectiveness of this CONTRACT, contracts of collection of revenue, with the COLLECTING BANKS listed in Attachment I.

4.1. The CENTRALIZING BANK undertakes to inform monthly BNDES, the REPRESENTATIVE BANK and the BENEFICIARY the volume of funds transited through the COLLECTING ACCOUNTS, through the UNIFIED CENTRALIZING ACCOUNT and also, the total funds given as guarantee by the BENEFICIARY, coming from the UNIFIED CENTRALIZING ACCOUNT, to financings not covered by this CONTRACT.

4.1.1 The volume of funds transited in the month through the UNIFIED CENTRALIZING ACCOUNT may not be lower than 90% of the monthly average over the 6 (six) months immediately prior.

4.1.2. The funds of the UNIFIED CENTRALIZING ACCOUNT may not be recorded in guarantee to loan agreements, in general, whether with BNDES, or with third parties, in a total amount superior to 85% of the monthly average of the values transited through the same in the last six months.

4.1.3 In the event of noncompliance with Clauses 4.1.1 and 4.1.2, the BENEFICIARY undertakes to reinforce the guarantee created herein, within the period of 10 (ten) consecutive days, counted from the request by BNDES, under penalty of enabling the declaration of the early maturity of the LOANS, BNDES reserving the right to accept or not accept the new guarantees, in the latter case, BNDES will inform the BENEFICIARY about the reasons for its non acceptance.

CLAUSE 5

COLLECTING ACCOUNTS

5. The COLLECTING ACCOUNTS are current accounts, listed in Attachment II, opened in the CENTRALIZING BANK, in the name of BENEFICIARY, through which the BENEFICIARY receives the INVOICING through the COLLECTING BANKS.

5.1. All the funds, from the INVOICING and collected by the COLLECTING BANKS, will be credited in the COLLECTING ACCOUNTS on the business day following their receipt, and transferred to the UNIFIED CENTRALIZING ACCOUNT and from the latter to the DIRECT RESTRICTED ACCOUNT, in the same day’s business hours, in which the COLLECTING ACCOUNTS were credited.

5.1.1. The BENEFICIARY undertakes to notify, pursuant to the terms of Attachment IV of this CONTRACT, the COLLECTING BANKS regarding the transfer of the funds contemplated in this Clause.

5.1.2 The notifications contemplated in Clause 5.1.1, duly signed by the legal representatives of the COLLECTING BANKS, shall be delivered to BNDES, within the period for compliance with the obligations of notification established in the ARTICLES OF DISSOLUTION.

5.1.3 In the event of the COLLECTING BANKS not effecting the transfers of the funds, as established in this CONTRACT, the BENEFICIARY undertakes to reinforce the guarantee created herein, within 10 (ten) consecutive days, counted from the request by BNDES, under penalty of early maturity of the LOANS, BNDES reserving the right to accept or not accept the new guarantees. In the latter event, BNDES will inform BENEFICIARY the reasons for not accepting.

5.2. Any alteration in the COLLECTING ACCOUNTS and/or in the COLLECTING BANKS shall be subject to the previous and express consent by BNDES.

CLAUSE 6

FLOW OF FUNDS IN THE UNIFIED CENTRALIZING ACCOUNT

6. BENEFICIARY undertakes to maintain with the CENTRALIZING BANK for the entire period of effectiveness of the LOANS, the UNIFIED CENTRALIZING ACCOUNT, where the RESTRICTED REVENUES will be transferred to the DIRECT RESTRICTED ACCOUNT, in compliance with the provisions of this Clause.

6.1. The CENTRALIZING BANK shall transfer from the UNIFIED CENTRALIZING ACCOUNT to the DIRECT RESTRICTED ACCOUNT, in the same day’s business hours, on which the credit occurs, the percentage of the latter, which corresponds to the RESTRICTED REVENUES, defined as outlined by Clause 3, in compliance with the provisions of item 5.1 above.

6.1.1. The existence of funds blocked in the DIRECT RESTRICTED ACCOUNT by any of the events contemplated in Clause 7, shall not alter the amounts of funds, which will be transferred daily to the DIRECT RESTRICTED ACCOUNT, according to Clause 3.

6.2 The UNIFIED CENTRALIZING ACCOUNT will be operated, solely, by the CENTRALIZING BANK, through transfer. The issuance of checks or any other means of operating this account is not permitted.

6.3. The retentions of RESTRICTED REVENUES which have already been deposited in the DIRECT RESTRICTED ACCOUNT upon determination of the blocking, shall comply with the procedure established in Clause 7.

6.4. In the event of funds being deposited in the UNIFIED CENTRALIZING ACCOUNT being insufficient to satisfy all the restriction obligations of revenues assumed by the BENEFICIARY and instrumentalized by the UNIFIED CENTRALIZING ACCOUNT, these funds will be apportioned in the ratio of the outstanding balances due which apply to each creditor, the concession of any privilege being prohibited, according to Clause 8.

CLAUSE 7

BLOCKING AND USE OF FUNDS FROM THE DIRECT RESTRICTED ACCOUNT

7. The funds deposited in the DIRECT RESTRICTED ACCOUNT may be blocked, by communication of BNDES to the REPRESENTATIVE BANK, in the event of a determination of an occurrence of default on the financial obligations, noncompliance with the financial indices or in any other event of blocking or freezing of funds contemplated in the FINANCINGS.

7.1. Based on the communication of blocking by BNDES, the funds already deposited in the DIRECT RESTRICTED ACCOUNT, as well as the funds deposited in it from then on, will no longer be transferred to the MOVEMENT ACCOUNT until there is a counter-order by BNDES, except in the case of the surplus resources, as contemplated in Clause 7.3.

7.2. The existence of frozen funds does not affect the obligation of continuous transfer of RESTRICTED REVENUES coming from the UNIFIED CENTRALIZING ACCOUNT to the DIRECT RESTRICTED ACCOUNT.

7.3. In the event of freezing by default on the financial obligation of the LOANS, the REPRESENTATIVE BANK shall transfer immediately to the BNDES account the amount of the RESTRICTED REVENUES, sufficient for the payment of the obligations due to that date, releasing to the BENEFICIARY the funds that exceed the payment needs.

7.3.1. The freezing contemplated in Clause 7.3 shall last until all the principal financial obligations are fully met.

7.4. In the event of noncompliance with the financial indices established in the LOANS, BNDES may inform the REPRESENTATIVE BANK after calculation of the financial indices, the amount of the funds to be frozen in the DIRECT RESTRICTED ACCOUNT, as provided in the LOANS, the suspension of the freezing only occurring upon a new communication from BNDES to the REPRESENTATIVE BANK.

7.4.1. Only in the event of freezing contemplated in Clause 7.4 shall amounts frozen in the DIRECT RESTRICTED ACCOUNT be invested in Financial Investments represented by highly liquid investment funds, not exclusive, administered by financial institutions classified as eligible, according to the criterion established in Clause 7.4.2, indicated by BENEFICIARY. If BENEFICIARY does not indicate them in 5 (five) business days counted from the deposit of the funds, the REPRESENTATIVE BANK is hereby authorized, by BENEFICIARY, to invest immediately the values deposited in the DIRECT RESTRICTED ACCOUNT, in Financial Investments that comply with the requirements listed above. The funds directed to each invested fund may not represent a portion superior to 15% (fifteen percent) of the total equity of the fund.

7.4.2. The following financial institutions will be considered eligible: (i) the 15 (fifteen) largest administrators of resources of third parties, classified by criterion of equity administered in the civil semiannual period immediately prior, or (ii) the managers of funds that have the maximum classification attributed by a specialized independent institution.

7.4.3. As an exception to the rule established in item 7.4.1 above, BENEFICIARY may direct the REPRESENTATIVE BANK to invest the values frozen in the DIRECT RESTRICTED ACCOUNT in exclusive fund quotas, also administered by institutions classified as eligible, provided that the total assets of the chosen fund are constituted by bonds of the federal debt, evident of high liquidity, such as LFTs and LTNs or others that may come to replace them.

7.4.4. The BENEFICIARY declares to be aware that the Financial Investments will be remunerated according to the actual market rates for the Financial Investment chosen on the date of its constitution, in usual market conditions, always taking into consideration the volume of funds applied. It is established that the REPRESENTATIVE BANK does not guarantee, in any event, any minimum earnings, for the Financial Investments, except if such guarantee is expressly contemplated in the specific rules of the chosen application.

7.4.5. The BENEFICIARY undertakes not to dispose of the Financial Investments without the previous and express consent of BNDES. These, as well as their earnings, may only be redeemable by credit into DIRECT RESTRICTED ACCOUNT.

7.4.7. The rules established apply only to freezing that occurs as a result of the entry into effect of this CONTRACT, not affecting the investments resulting from an existing freezing.

7.5 If there is no freezing, contemplated in this Clause 7, the funds transferred to the DIRECT RESTRICTED ACCOUNT shall be transferred and made available, within the same day’s business hours, to the MOVEMENT ACCOUNT.

CLAUSE 8

PROHIBITION OF ASSIGNMENT AND RESTRICTION

8. The BENEFICIARY may not assign, restrict, dispose of, transfer, sell, encumber, give as collateral or pledge or in any way trade the RESTRICTED REVENUES, or grant any privilege to another creditor, which is guaranteed by the UNIFIED CENTRALIZING ACCOUNT, without previous and express consent by BNDES, under penalty of early maturity of the loans. If it performs any of these acts, they will have no effect in relation to BNDES, maintaining in force, until final liquidation of all the obligations resulting from the LOANS, this CONTRACT and corresponding addenda, as well as any contractual instruments executed with the CENTRALIZING BANK, with the REPRESENTATIVE BANK and with the COLLECTING BANKS, undertaking also not to alter the BANK DOMICILE or the DIRECT RESTRICTED ACCOUNT, without the previous consent of BNDES.

CLAUSE 9

CONCESSION OF POWERS

9. The parties agree to the concessions of power below:

9.1. The BENEFICIARY grants to the CENTRALIZING BANK a power of attorney with special powers, irrevocably and irreversibly, pursuant to the terms of Article 668 of the Brazilian Civil Code, to transfer daily all the sums deposited in the COLLECTING ACCOUNTS and from this UNIFIED CENTRALIZING ACCOUNT to the DIRECT RESTRICTED ACCOUNT, in the amounts determined according to the terms of the CONTRACT, in compliance with the provisions stipulated in Clause 3 of this instrument.

9.2 BENEFICIARY grants to the REPRESENTATIVE BANK, a power of attorney with special powers to administer and operate the DIRECT RESTRICTED ACCOUNT, as stipulated in Clauses 7 and 11, irrevocably and irreversibly, pursuant to the terms of Article 684 of the Brazilian Civil Code, which mandate shall survive the effectiveness of the CONTRACT, until the termination of all the obligations contemplated in the LOANS.

9.3 The BENEFICIARY, pursuant to the terms of the power of attorney granted in Clause 2 above, authorizes the REPRESENTATIVE BANK to freeze, totally or partially, the RESTRICTED REVENUES, after formal communication by BNDES, according to the provisions stipulated in the LOANS, and in compliance with the procedure contemplated in Clause 7, and in compliance with the procedure contemplated in Clause 7 of this CONTRACT.

9.4. It is expressly prohibited to the CENTRALIZING BANK and to the REPRESENTATIVE BANK to subgrant the powers granted herein.

CLAUSE 10

OBLIGATIONS OF THE CENTRALIZING BANK

10. The CENTRALIZING BANK accepts the provisions of Clause 9, promising to ensure faithful performance with the mandates conferred therein, highlighting the following obligations:

a) Transfer daily all the resources deposited in the COLLECTING ACCOUNTS to the UNIFIED CENTRALIZING ACCOUNT, as governed by this CONTRACT.

b) Transfer daily from the UNIFIED CENTRALIZING ACCOUNT, in compliance with the provisions of Clause 5.1 above, to the DIRECT RESTRICTED ACCOUNT, the amount equivalent to the percentage of funds, determined as stipulated in Clause 3.

c) Not alter the flow of funds from the COLLECTING ACCOUNTS to the UNIFIED CENTRALIZING ACCOUNT, without previous consent by BNDES.

d) Inform, monthly, to BNDES, to the REPRESENTATIVE BANK and to the BENEFICIARY the volume of funds transited by the COLLECTING ACCOUNTS and by the UNIFIED CENTRALIZING ACCOUNT, as well as the amount and percentage bound in guarantee of contracts executed with third parties.

10.1. With the exception of the obligations assumed in this CONTRACT, the CENTRALIZING BANK is herewith released from any liabilities for compliance with the obligations assumed by BENEFICIARY and by the REPRESENTATIVE BANK, except those resulting from its performance as administrator of funds deposited in the COLLECTING ACCOUNTS and in the UNIFIED CENTRALIZING ACCOUNT, as expressly agreed in this CONTRACT.

10.2 The CENTRALIZING BANK, herewith expressly authorized by BENEFICIARY, shall grant access to BNDES and to the REPRESENTATIVE BANK to all the records of movement of credits and debits in connection with the COLLECTING BANKS and to the UNIFIED CENTRALIZING ACCOUNT, and shall inform immediately to BNDES, any alteration in the movement levels of the UNIFIED CENTRALIZING ACCOUNT until final settlement of the obligations assumed by the BENEFICIARY and by the INTERVENING PARTY JOINT GUARANTOR in the LOANS.

10.3 The CENTRALIZING BANK shall be held liable for noncompliance with the obligations assumed in this CONTRACT and undertakes to indemnify BNDES for any and all loss resulting from the lack of diligence or not timely performing all the acts applicable thereto for good performance of its functions, as established in this CONTRACT.

10.4. The CENTRALIZING BANK shall remain in the exercise of its functions while the new bank has not entered into an adherence contract to this CONTRACT, in form and substance satisfactory to BNDES and BENEFICIARY.

CLAUSE 11

OBLIGATIONS OF THE REPRESENTATIVE BANK

11. The REPRESENTATIVE BANK accepts the provisions of Clause 9, promising to ensure faithful performance of the mandates contained therein, highlighting the following obligations:

a) Protect the rights and interests of the creditor BNDES stipulated in this contract.

b) Prepare a monthly report for BNDES, by the 15th day of the month subsequent to the one elapsed, informing the material facts of the period, in connection with the performance of the obligations assumed by BENEFICIARY and by the CENTRALIZING BANK, including the movements occurred and the total volume of funds transited through the COLLECTING ACCOUNTS, through the UNIFIED CENTRALIZING ACCOUNT, and through the DIRECT RESTRICTED ACCOUNT.

c) Notify BNDES, within 5 (five) business days after the materialization of the event, of any default by BENEFICIARY or by the CENTRALIZING BANK, of obligations assumed in this contract.

d) Freeze, on the date of receipt of simple correspondence or by fax, sent by BNDES, the funds already deposited in the DIRECT RESTRICTED ACCOUNT, as well as those deposited in it from then on, according to Clause 7.

e) If thus instructed by BNDES, transfer the funds from the DIRECT RESTRICTED ACCOUNT to BNDES, for satisfaction of the obligations guaranteed by this CONTRACT.

11.1. With the exception of the obligations assumed in this CONTRACT, the REPRESENTATIVE BANK is, herewith, released from any responsibilities for compliance with the obligations assumed by BENEFICIARY or by the CENTRALIZING BANK, except those resulting from its performance as administrator of the resources deposited in the DIRECT RESTRICTED ACCOUNT, as expressly agreed in this CONTRACT.

11.2. The REPRESENTATIVE BANK, herewith expressly authorized by BENEFICIARY, shall grant access to BNDES to all the records and movements of credits and debits in connection with the DIRECT RESTRICTED ACCOUNT, and shall inform immediately to BNDES, any alteration in the transfer levels of the UNIFIED CENTRALIZING ACCOUNT.

11.3. The REPRESENTATIVE BANK shall be held liable for noncompliance with the obligations assumed in this CONTRACT and undertakes to indemnify BNDES and the BENEFICIARY for any and all losses resulting from lack of diligence or from not timely performing all the acts applicable to good performance of its functions, as established in this CONTRACT.

11.4. The funds transferred to the DIRECT RESTRICTED ACCOUNT, except in the event of freezing contemplated in Clause 7, shall be transferred and made available, on the business hours of the same day, in the MOVEMENT ACCOUNT.

11.5 The REPRESENTATIVE BANK shall remain in the exercise of its functions while a new bank has not executed an adherence contract to this CONTRACT, in form and substance satisfactory to BNDES and BENEFICIARY.

CLAUSE 12

OBLIGATIONS OF BNDES

12. BNDES accepts the provisions of Clause 9 of this CONTRACT, promising to ensure faithful performance of the provisions therein.

12.1. BNDES shall communicate to the CENTRALIZING BANK the amount of the RESTRICTED REVENUES, as well as the corresponding percentage of funds deposited daily in the UNIFIED CENTRALIZING ACCOUNT, to be transferred to the DIRECT RESTRICTED ACCOUNT, as stipulated in Clause 3.

12.2. BNDES shall communicate in writing, through simple correspondence or by fax, to the REPRESENTATIVE BANK, to direct the freezing of funds in the DIRECT RESTRICTED ACCOUNT, and if applicable, indicating in the communication the value in reais and the date on which the funds shall be transferred to the BNDES bank account.

CLAUSE 13

OBLIGATIONS OF THE INTERVENING PARTY

13. The INTERVENING PARTY JOINT GUARANTOR, identified in the preamble of this CONTRACT, undertakes to:

I – exercise its direct or indirect controlling power over BENEFICIARY so as to make it comply with the provisions in this CONTRACT, the INTERVENING PARTY JOINT GUARANTOR shall take all the steps applicable to ensure compliance with this CONTRACT.

II – inform immediately to BNDES any act or fact, which may impair compliance with any provision of this CONTRACT;

CLAUSE 14

EFFECTIVENESS

14. The effectiveness of this CONTRACT will begin on 09/29/2006, the date established in the notification contemplated in Clause 5.1.1 and from which date COLLECTION CONTRACTS will no longer be in force, and their respective ARTICLES OF DISSOLUTION will start to be effective.

CLAUSE 15

SUBSTITUTION OF THE CENTRALIZING BANK

15.1 If the CENTRALIZING BANK ceases to perform its functions agreed in this CONTRACT (i) voluntarily, and in compliance with the obligations assumed in Clause 10.4; or (ii) by removal as a result of request by the BENEFICIARY and consent by BNDES, the obligations of the CENTRALIZING BANK contemplated in this CONTRACT shall survive until the following requirements have been fulfilled:

a) a first class financial institution, approved by BNDES has been appointed by the BENEFICIARY to act as successor the CENTRALIZING BANK;

b) all the values then held by the CENTRALIZING BANK, pursuant to the terms of this CONTRACT, have been transferred to the institution appointed as successor of the CENTRALIZING BANK;

c) all the documents, records, reports, analytical tables or others in connection with the purpose of this CONTRACT, in the possession of the CENTRALIZING BANK, have been sent by the CENTRALIZING BANK to the successor institution. The original documents which have been maintained by the CENTRALIZING BANK, by force of law or regulation applicable to the matter, will be sent in the form of an authenticated copy, or, as accepted by the successor institution, in a simple copy.

d) the successor institution of the CENTRALIZING BANK has fully adhered to the terms and conditions of this CONTRACT and the COLLECTING BANKS have been notified about the substitution of the CENTRALIZING BANK.

CLAUSE 16

SUBSTITUTION OF THE REPRESENTATIVE BANK

16.1 If the REPRESENTATIVE BANK ceases to exercise its functions agreed in this CONTRACT (i) voluntarily and in compliance with the obligation assumed in Clause 11.5; or (ii) by removal as a result of the request made by BNDES or by agreement between BNDES and BENEFICIARY, the obligations of the REPRESENTATIVE BANK, contemplated herein, shall survive until the following requirements have been fulfilled:

a) first class financial institution, approved by BNDES has been appointed by the BENEFICIARY to act as successor of the REPRESENTATIVE BANK;

b) all the values then held by the REPRESENTATIVE BANK, pursuant to the terms of this CONTRACT have been transferred to the institution appointed as successor of the REPRESENTATIVE BANK;

c) all the documents, records, reports, analytical tables or others in connection with the purpose of this CONTRACT, in possession of the REPRESENTATIVE BANK, have been sent by the REPRESENTATIVE BANK to the successor institution. The original documents which have been maintained by the REPRESENTATIVE BANK, by force of law or regulation applicable to the matter, will be sent in the form of an authenticated copy, or, as accepted by the successor institution, in simple copy;

d) the successor institution of the REPRESENTATIVE BANK has fully adhered to the terms and conditions of this CONTRACT and the CENTRALIZING BANK has been notified about the substitution of the REPRESENTATIVE BANK;

CLAUSE 17

OPERABILITY

17. The CENTRALIZING BANK undertakes to transfer the RESTRICTED REVENUE to the DIRECT RESTRICTED ACCOUNT BY 12:00 AM (Brasilia time) within the same day’s business hours on which the RESTRICTED REVENUE has been received, as governed in Clause 3.

17.1. If none of the events of freezing contemplated in Clause 7 occur, the REPRESENTATIVE BANK undertakes to the transfer the RESTRICTED REVENUE to the MOVEMENT ACCOUNT by 01:00 PM (Brasilia time) within the same day’s business hours on which it has received the RESTRICTED REVENUE.

17.2 If there are delays in the remittance and receipt of the RESTRICTED REVENUE, the BENEFICIARY, the REPRESENTATIVE BANK and the CENTRALIZING BANK shall collaborate to minimize the effects of said delays.

17.3 With the exception of the blockage hypothesis foreseen in Clause 7 and in the event of non effectuation of the transfers contemplated in Clauses 17 and 17.1, the party responsible will be liable for reimbursement of the costs and/or charges duly documented by BENEFICIARY.

CLAUSE 18

GENERAL PROVISIONS

18. The CONTRACT shall be effective from its execution until final settlement of all the obligations of BENEFICIARY and of the INTERVENING PARTY JOINT GUARANTOR in the LOANS, however, its effectiveness will commence according to Clause 14.

18.1. BENEFICIARY, the CENTRALIZING BANK and the REPRESENTATIVE BANK undertake to store in their archives all the documents, books, files, including electronic ones, and lists of the amounts transited through the COLLECTING BANKS, COLLECTING ACCOUNTS, the UNIFIED CENTRALIZING ACCOUNT and through the DIRECT RESTRICTED ACCOUNT, and undertake to supply them to BNDES by simple request to this effect, within 10 (ten) consecutive days.

18.2. Except in the event of the priorities mentioned in the law, BNDES has priority over any creditor in connection with the funds deposited in the DIRECT RESTRICTED ACCOUNT.

18.3. All the expenses resulting from the maintenance of the COLLECTING ACCOUNTS, of the UNIFIED CENTRALIZING ACCOUNT and of the DIRECT RESTRICTED ACCOUNT, in connection with the FINANCING will be on the account of the BENEFICIARY, as well as those in connection with registration of the CONTRACT.

18.4 Waiver by any of the parties, in connection with the exercise of any right attributed in this CONTRACT, and in the FINANCING, shall only be effective when expressed in writing. No tolerance, delay or indulgence by any of the parties in complying with any provision of this CONTRACT shall impair or restrict the rights of such party, or even prevent it from exercising such rights or any others on the timely occasion.

18.5 Without prejudice to the representations and guarantees provided in the LOANS, the BENEFICIARY and the INTERVENING PARTY JOINT GUARANTOR declare and guarantee that:

a) they are authorized, pursuant to the terms of the law and of their By-Laws, to confer, assign and restrict the RESTRICTED REVENUES, as well as comply with the provisions of this CONTRACT.

b) the making and execution of this CONTRACT does not violate any provision of its Bylaws or of the laws to which they submit.

c) the assignment and restriction of the RESTRICTED REVENUES contemplated in this CONTRACT, do not violate any provision or clause contained in a covenant to which the BENEFICIARY or the INTERVENING PARTY JOINT GUARANTOR are parties.

d) that there is no legal impediment contained in covenants to which BENEFICIARY or the INTERVENING JOINT GUARANTOR are parties, prohibiting the delivery of the RESTRICTED REVENUES covenanted herein, in favor of BNDES;

e) the RESTRICTED REVENUES are free from any liens, questions, debts or encumbrances of any nature, except the assignment and restriction contemplated in this CONTRACT, answering exclusively for the obligations assumed in the FINANCINGS.

18.6. The RESTRICTED REVENUES delivered in guarantee by the BENEFICIARY shall subsist until final and total liquidation of the obligations assumed in the FINANCINGS, BENEFICIARY and the INTERVENING PARTY JOINT GUARANTOR being responsible for all and any losses caused to BNDES, resulting from falsehood or inaccuracy of the representations or guarantees provided herein.

CLAUSE 19

COMMUNICATIONS AMONG THE PARTIES

19. The communications to be sent by any of the parties pursuant to the terms of this CONTRACT shall be considered delivered when received under docket or with “confirmation of receipt” issued by the Brazilian Postal Service or by telegram at the addresses below. Communications by fax shall be considered received on the date sent, provided that their receipt is confirmed by an indication (receipt issued by the machine used by the sender). The respective originals shall be sent to the addresses below within 2 (two) business days after transmission of the message. The alteration of addresses listed below is subject to communication by the party who intends to do so to the others, and will only be effective with the affixation in the communication of a declaration of awareness by the parties who receive it.

I. To BNDES:

Banco Nacional de Desenvolvimento Econômico e Social – BNDES.

Av. Chile No. 100, Rio de Janeiro – RJ

Attn: Head of the Telecommunications Department, Infrastructure

Tel: 2172-6764

Fax: 2220-1627

II. To the CENTRALIZING BANK:

Banco do Brasil S.A.

Quadra 1 – Bloco C – Lote 32 – Edifício Sede – 6o andar

Cidade de Brasília, DF

Attn: Allan Simões Toledo

Tel: (61) 3310-5353

Fax: (61) 3310-4090

III – To the REPRESENTATIVE BANK:

Banco Itaú S.A.

Av. Eng. Armando Arruda Pereira No. 707 – Torre Eudoro Vilella – 9 andar

São Paulo – SP

Attn.: Antonio Carlos Rodrigues

Tel: (11) 5029-1527

Fax: (11) 5029-1535

IV – To BENEFICIARY:

Brasil Telecom S.A.

SIA – SUL ASP – Lote D Bloco B

71.215-000, Brasilia – DF

Attn.: Edinelson Oliveiraw

Tel: (61) 3415-1209

Fax: (61) 3415-1358

V – To INTERVENING PARTY JOINT GUARANTOR:

Brasil Telecom Participações S.A.

SIA – SUL – Lote D – Bloco B

71.215-000, Brasilia – DF

Attn.: Edinelson Oliveira

Tel.: (61) 3415-1209

Fax: (61) 3415-1358

CLAUSE 20

VENUE

The Forum of the Central Judiciary District of the Capital of the State of Rio de Janeiro is hereby elected to settle any question arising out of this contract, with the express waiver of any other, however privileged.

The pages of this instrument are initialed by Antonio Carlos do Amaral Przedowski, lawyer of BNDES, by authorization of the undersigned legal representative(s).

IN WITNESS WHEREOF, the parties sign this instrument in 4 (four) counterparts of equal content and form before the 02 (two) undersigned witnesses:

Rio de Janeiro, September 21, 2006

/s/ [signature]	/s/ [signature]
(stamp illegible)	(stamp illegible)

BRASIL TELECOM S.A.

BENEFICIARY

/s/ Eduardo Rath Fingeri	/s/ Wagner Bittencourt
Eduardo Rath Fingeri	Wagner Bittencourt
Officer	Officer

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES

/s/ Eduardo José Lima Cunha
Eduardo José Lima Cunha
Corporate Branch Manager

BANCO DO BRASIL S.A.

CENTRALIZING AGENT

/s/ João Paulo S. Euvaldo	/s/ Mônica Lopes Carvalho Rodrigues
João Paulo S. Euvaldo	Mônica Lopes Carvalho Rodrigues
Commercial Manager	Supervisor Shareholders Service
003841996

BANCO ITAÚ

REPRESENTATIVE BANK

INTERVENING PARTY JOINT GUARANTOR:

/s/ [signature]	/s/ [signature]
(stamp illegible)	(stamp illegible)

WITNESSES:
/s/ [signature]
Name: illegible	Name:
ID: 27-874/D CREA/MG	ID:

Signature page of Contract of Concession and Assignment of Revenues and Other Covenants, executed by BNDES and Brasil Telecom S.A., with intervention by Brasil Telecom Participações S.A.)

/s/ Ricardo Lagruca Siqueira
Ricardo Lagruca Siqueira
Legal Manager

ATTACHMENT I to Contract of Assignment and Restriction of Revenues and Other Covenants by and between Banco Nacional de Desenvolvimento Econômico e Social – BNDES and BRASIL TELECOM S.A., with third party intervention.

LIST OF COLLECTING BANKS

ITEM	NAME OF BANK	BANK CODE	MONTHLY AVERAGE OF FUNDS COLLECTED IN PERIOD FROM JANUARY TO JUNE 2006 (R$)
1	CAIXA ECONÔMICA FEDERAL (INCLUDING FUNDS COLLECTED BY LOTTERY ESTABLISHMENTS)
2	BANCO DO BRASIL S.A. (INCLUDING FUNDS COLLECTED BY CORREIOS EBCT AND CONTA BOLETO – PHONE CARD)
3	BANCO BRADESCO S.A.
4	BANDO DO ESTADO DO RIO GRANDE DO SUL S.A.
5	BANCO ITAÚ S.A.
6	HSBC BANK BRASIL S.A. - BANCO MÚLTIPLO
7	BANCO DO ESTADO DE SANTA CATARINA – BESC
8	BANCO COOPERATIVO SICRÉDI – BASINCREDIT
9	UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.
10	BANCO DE BRASILIA S.A.
11	BANCO ABN AMRO REAL S.A.
12	BANCO SANTANDER MERIDIONAL S.A.
13	BANCO SANTANDER BRASIL S.A.
14	BANCO CITIBANK S.A.
15	BANCO SUDAMERIS BRASIL S.A.
16	BANCO MERCANTIL DO BRASIL S.A.
17	BANK BOSTON BANCO MÚLTIPLO S.A.
18	BANCO AMAZÔNIA S.A.
19	BANCO SAFRA S.A.
20	BANCO DO ESTADO DE SÃO PAULO - BANESPA
TOTAL

ATTACHMENT II to Contract of Assignment and Restriction of Revenues and Other Covenants by and between Banco Nacional de Desenvolvimento Econômico e Social – BNDES and BRASIL TELECOM S.A., with third party intervention.

COLLECTING ACCOUNTS

COMPANY	CORPORATE TAXPAYER REGISTER - CNPJ	BRANCH	COLLECTING ACCOUNT
ACRE BRASIL TELECOM S/A
RONDÔNIA BRASIL TELECOM S/A
MATO GROSSO BRASIL TELECOM S/A
MATO GROSSO DO SUL BRASIL TELECOM S/A
GOIÁS BRASIL TELECOM S/A
DISTRITO FEDERAL BRASIL TELECOM S/A
PARANÁ BRASIL TELECOM S/A
SANTA CATARINA BRASIL TELECOM S/A
RIO GRANDE DO SUL BRASIL TELECOM S/A
PELOTAS BRASIL TELECOM S/A

ATTACHMENT III to the Contract of Assignment and Restriction of Revenues and Other Covenants by and between Banco Nacional de Desenvolvimento Econômico e Social – BNDES and BRASIL TELECOM S.A., with third party intervention.

List of loans in favor of which the structure of accounts and procedures of assignment and restriction of revenues formalized in the CONTRACT is established:

A) Loan Agreement by of Extension of Credit No. 00.2.542.3.1, in the amount of R$ 519,000,000.00 (five hundred and nineteen million reais), executed on 11/24/2000, by BNDES and BENEFICIARY and its respective amendments;

B) Loan Agreement by Extension of Credit No. 00.2.654.3.1, in the amount of R$ 134,460,000.00 (one hundred and thirty-four million, four hundred and sixty thousand reais), executed on 12/13/2000, by BNDES, COMPANHIA RIOGRANDENSE DE TELECOMUNICAÇÕES - CRT and the INTERVENING PARTY JOINT GUARANTOR, BENEFICIARY, as a result of the incorporation, succeeded CRT in this contract and its respective amendments;

C) Loan Agreement by Extension of Credit No. 02.2.735.3.1, in the amount of R$ 97,600,200.00 (ninety-seven million, six hundred thousand and two hundred reais), executed on 11/25/2000, by BNDES and BENEFICIARY, and its respective amendments;

D) Loan Agreement by Extension of Credit No. 04.2.559.3.1, in the amount of R$ 1,267,593,000.00 (one billion, two hundred and sixty-seven million, five hundred and ninety-three thousand reais), executed on 08/13/2004, by BNDES and BENEFICIARY and its respective addenda.

ATTACHMENT IV to the Contract of Assignment and Restriction of Revenues and Other Covenants by and between Banco Nacional de Desenvolvimento Econômico e Social – BNDES and BRASIL TELECOM S.A., with third party intervention.

NOTIFICATION TO COLLECTING BANKS

CT-DOF[…]/2006	Brasilia, […] July, 2006

To

BANK […]

[full address]

Attn.: Mr. [….]

Re: NOTIFICATION FOR DEPOSIT OF FUNDS IN FAVOR OF BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES AND OF THE FINANCE AGENTS ONLENDERS OF BNDES FUNDS

Dear Sirs,

Whereas:

1. Banco Nacional de Desenvolvimento Social – BNDES, hereinafter simply referred to as LENDER 1, executed with BRASIL TELECOM S.A. the Loan Agreements by Extension of Credit No. 00.2.654.3.1, No. 00.2.542.3.1, No. 02.2.735.3.1 and No. 04.2.559.3.1, as amended, hereinafter referred to jointly as LOAN 1.

2. The Consortium formed by Banco Alfa de Investimento S.A., Banco Itaú S.A., Banco do Brasil S.A., Banco Bradesco S.A., Banco Votorantim S.A., UNIBANCO – União de Bancos Brasileiros S.A. and Banco Safra S.A., hereinafter simply referred to as LENDER 2, executed with BRASIL TELECOM S.A., the Loan Agreement by Extension of Fixed Credit BNDES/FINEM No. 1999488, hereinafter referred to as LOAN 2.

3. The Consortium formed by Banco Citibank S.A., Financeira Alfa S.A. – CFI , Banco Itaú S.A., Banco do Brasil S.A., Banco Bradesco S.A., UNIBANCO – União de Bancos Brasileiros S.A., hereinafter simply referred to as LENDER 3, executed with BRASIL TELECOM S.A., the Loan Agreement by Extension of Fixed Credit BNDES No. 543/2000, hereinafter referred to as LOAN 3.

4. The Consortium formed by Banco Citbank S.A., Banco Itaú S.A., Banco do Brasil S.A., Banco Bradesco S.A., Banco Safra S.A., UNIBANCO – União de Bancos Brasileiros S.A., Banco ABN AMRO Real S.A., and Bankboston Banco Múltiplo S.A., hereinafter simply referred to as LENDER 4, executed with BRASIL TELECOM S.A., the Loan Agreement by Extension of Fixed Credit BNDES No. 736/2002, hereinafter LOAN 4.

5. BRASIL TELECOM S.A. and LENDERS 1, 2, 3 and 4, executed CONTRACTS OF COLLECTION, DEPOSIT WITH INTERVENTION AND OTHER COVENANTS (the “COLLECTION AGREEMENTS”), with the purpose of restricting in favor of all the creditors the revenue from the provision of telecommunication services by BENEFICIARY to the users, pursuant to the terms contemplated therein, in guarantee of compliance with the obligations assumed in these loans.

6. According to the provisions of LOAN 1, 2, 3 and 4, and of the COLLECTION AGREEMENTS, BRASIL TELECOM, in the capacity of BENEFICIARY instructed you about the procedures to be adopted for the implementation of the restriction and transfer of the revenue collected for purposes of effective constitution of the guarantee.

7. BRASIL TELECOM S.A. and LENDERS 1, 2, 3 and 4 decided to dissolve the COLLECTION AGREEMENTS, that deal separately with the guarantee of each creditor, in function of each loan granted, having been executed on […], Articles of Dissolution for each of the COLLECTION AGREEMENTS (the “ARTICLES OF DISSOLUTION”).

8. As a result of the execution of the ARTICLES OF DISSOLUTION, the Contract of Assignment and Restriction of Revenues and Other Covenants was executed with BNDES to guarantee LOAN 1, and the Contracts of Assignment with LENDERS 2, 3 and 4, in which BENEFICIARY assigns and restricts revenues in favor of LENDERS 1, 2, 3 AND 4.

9. WE NOTIFY you hereby about the new instructions, which shall be followed from on and after […], you being instructed to adopt the procedures described hereafter for the implementation of the new mechanism of restriction of revenue, to guarantee the payment of the obligations assumed in LOAN 1, 2, 3 and 4 and other loans to executed by BRASIL TELECOM and BNDES, directly or indirectly.

New instructions to be observed for the assignment and restriction of revenues by BRASIL TELECOM S.A. as guarantee to LENDERS 1, 2, 3 and 4;

1.a. the values collected in your branches, arising out of the payment of the invoices, effected by the users, resulting from telecommunication services offered by BRASIL TELECOM S.A., shall be transferred to the same holder(s), on the business day following that of the effective receipt for the COLLECTING ACCOUNTS held by BRASIL TELECOM held in the branch of Banco do Brasil, according to the list of branches below:

BRANCH	BRANCH	COLLECTING ACCOUNT
ACRE BRASIL TELECOM	3307-3
RONDÔNIA BRASIL TELECOM
MATO GROSSO BRASIL TELECOM
MATO GROSSO DO SUL BRASIL TELECOM
GOIÁS BRASIL TELECOM
DISTRITO FEDERAL BRASIL TELECOM
PARANÁ BRASIL TELECOM
SANTA CATARINA BRASIL TELECOM
RIO GRANDE DO SUL BRASIL TELECOM
PELOTAS BRASIL TELECOM

1.b. this transfer order to the Collecting Accounts specified above, comes into effect from [...].

1.c. these instructions will remain in effect until a term of release is presented – or modification – signed jointly by BRASIL TELECOM S.A. and by LENDER 1.

Affixing your “in agreement” at the end of this instrument, you declare to be aware of the provisions herein and undertake to make the transfers of funds as set forth herein.

As evidence of your consent with the terms hereof, please sign in the location indicated below, returning to us in five counterparts, which will be sent by us to LENDER 1.

Truly yours,

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES

BY LENDER 2 – BANCO ALFA DE INVESTIMENTO S.A.

BY LENDER 3 – BANCO ITAÚ S.A.

BY LENDER 4 – BANCO ITAÚ S.A.

BRASIL TELECOM S.A.

Corporate Taxpayer Register CNPJ/MF No. 76.535.764/0001-43

BANK […] S/A

WITNESSES:

NAME: ID: CPF:	NAME: ID: CPF: